Exhibit 99.1

News Release

PartnerRe Ltd. Comments on Financial Impact of Losses Affecting Third Quarter 2011 Results

PEMBROKE, Bermuda, October 27, 2011 -- PartnerRe Ltd. (NYSE, Euronext: PRE) today provided information on large losses affecting the third quarter of 2011 and their impact on the Company’s catastrophe sub-segment.

The Company experienced no individual loss events occurring during the third quarter of 2011 which were in excess of $35 million.

The Company expects to record $136 million in losses associated with changes in estimates related to catastrophe-related large losses that occurred during the first quarter of 2011. The total net impact of changes in loss estimates associated with the Tohoku earthquake in Japan is expected to be $101 million. Of this total, $112 million will be recorded in the catastrophe sub-segment, with a corresponding decrease of $11 million being recorded in the Company's other Non-life sub-segments and its Life segment. The balance of $35 million relates to a re-estimation of losses associated with the Lyttleton earthquake, which impacted New Zealand in February 2011 and will be recorded in the Company's catastrophe sub-segment. These revised estimates are based upon all currently available information, including revised client advices.

The total of all losses expected to be recorded in the Company’s catastrophe sub-segment for the third quarter of 2011 is $169 million.

PartnerRe is scheduled to release third quarter and nine month 2011 results after the close of trading on Monday, October 31, 2011. PartnerRe Management will conduct a conference call and webcast on Tuesday, November 1, 2011 at 10:00 a.m. Eastern.

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PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines, mortality, longevity and health, and alternative risk products. For the year ended December 31, 2010, total revenues were $5.9 billion. At June 30, 2011, total assets were $24.6 billion, total capital was $7.4 billion and total shareholders’ equity was $6.6 billion.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080

News Release

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Briana Kelly
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080